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                                                                  Exhibit 10.11


                           SECURITY ASSOCIATES/INTEC
        PURCHASE OF MEMBERSHIP INTERESTS OF LIMITED LIABILITY COMPANIES


     This Agreement is made as of September 5, 1996, between Intec Company, Inc., a Michigan corporation, d/b/a/ Midstate Security (the "Seller"), and Security Associates International, Inc. (the "Purchaser").

     WHEREAS, Seller is the owner of fifty percent (50%) of the outstanding membership interests of Security Associates Command Center II, LLC, a Michigan limited liability company ("SACC"), and Monitor Service Group, LLC, an Illinois limited liability company ("MSG") is the owner of the remaining fifty percent (50%) of such membership interests; and
     WHEREAS, Seller is the owner of one percent (1%) of the outstanding membership interests of All-Security Monitoring Services, LLC, an Illinois limited liability company (the "Subsidiary"), SACC is the owner of ninety eight percent (98%) of the membership interests of the Subsidiary and Purchaser is the owner of the remaining one percent (1%) of the membership interests of the Subsidiary; and
     WHEREAS, Seller wishes to sell and Purchaser wishes to purchase all of Seller's membership interests in SACC and in the Subsidiary ("Seller's Membership Interests");
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties do hereby agree as follows:



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                                   SECTION I

     1.1. Sale. Seller shall sell to Purchaser and Purchaser shall purchase from Seller on the Closing Date (as hereinafter defined) all of Seller's right, title and interest in and to Seller's Membership Interests.

     1.2. Payment of Purchase Price. The purchase price of the aforesaid sale of Seller's Membership Interests shall be one million five hundred thousand dollars ($1,500,000) payable on the Closing Date by certified check or checks or by wire transfer of immediately available funds.

     1.3. Payment of Bank Loan. Upon delivery by Seller to Purchaser of all of the documents required to be delivered pursuant to Section 1.4.1, Purchaser shall pay to the NBD Bank ("NBD"), at the Closing, by means of a certified check or checks, or by wire transfer of immediately available funds, an amount sufficient to pay in full the outstanding principal balance and accrued interest of two loans heretofore made by NBD to SACC evidenced by the promissory notes dated May 31, 1996 and November 4, 1994 the security agreements dated May 31, 1996 and November 4, 1994 in the aggregate amount of $732,874.24 as of July 31, 1996 (the "NBD Loans"). In consideration for such payment, NBD shall release Seller, Purchaser and their respective subsidiaries and SACC from any and all liability to NBD under said loan and shall release all liens and personal guarantees with respect thereto.

     1.4.  Delivery of Documents at the Closing.

           1.4.1 Delivery of Documents by Seller. At the Closing (as hereinafter defined) Seller shall deliver to Purchaser the following documents:

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      (i)  a duly executed, undated Assignment of Membership Interests
           ("Assignment") in the form attached as Exhibit 1.4A evidencing the sale and transfer of legal title to Purchaser of Seller's Membership Interests;

      (ii) a duly executed, irrevocable power of attorney ("Power of Attorney") in the form attached as Exhibit 1.4B from Seller to Purchaser authorizing Purchaser to vote Seller's Membership Interests with respect to the amendment of SACC's and the Subsidiary's Articles of Organization and Operating Agreement, the withdrawal of Seller and admission of Purchaser as a member of SACC and the Subsidiary, the replacement and employment of managers of SACC and members or representatives of SACC, the modification or revocation of resolutions adopted by SACC members, and with the exception of, (i) the Lease (as hereinafter defined), and (ii) SACC's obligations with respect to monitoring accounts owned by Seller, the cancellation of all agreements between Seller and Purchaser, Seller and MSG, MSG and SACC and Seller and SACC with respect to SACC and/or the Subsidiary;

      (iii) a duly executed and undated mutual release, in the form of
           Exhibit 1.4C (the "Mutual Release").

      (iv) The opinion of Seller's Counsel delivered pursuant to Section
           5.6 hereof (the "Seller's Legal Opinion").

           1.4.2 Delivery of Bank Letter, Certified Checks and other Documents by Purchaser. Simultaneously with the delivery by Seller of all of the documents required to be delivered by Seller pursuant to Section 1.4.1, Purchaser shall deliver to Seller at the Closing, (i) a

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letter from NBD to SACC ("NBD Letter")) to the effect that the principal and accrued interest to the Closing Date (as hereinafter defined) of the NBD Loans to SACC have been paid in full and that Seller, SACC, Purchaser, MSG, and their respective subsidiaries will be released from all liability to NBD with respect to said Loans, (ii) a written statement from NBD ("the NBD Release Statement") that all liens and personal guarantees with respect to the NBD Loans have been or will be released together with at least three (3) executed UCC lien releases, for each lien so released, and (iii) a certified check or checks payable to Seller in the amount of one million five hundred thousand dollars ($1,500,000) ("Certified Checks") or a wire transfer of immediately available funds in favor of Seller or such person as Seller may designate ("Wire Transfer") at Seller's option, (iv) a duly executed and undated copy of the Mutual Release, and (v) the opinion of Purchaser's Counsel delivered pursuant to Section 6.4 (the "Purchaser's Legal Opinion").

                                   SECTION II

                                  Closing Date

     2.1. Closing Date. The closing of the purchase and sale of Seller's Membership Interests hereunder shall be held at the offices of Purchaser's counsel, Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois at 9:00 a.m., local time on September 5, 1996 (the "Closing") or at such other time and place upon which the Seller and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2. Delivery; Consideration. At the Closing (i) Seller shall deliver to Purchaser the documents specified in Section 1.4.1 and (ii) Purchaser shall deliver to Seller, the documents specified in Section 1.4.2. If either Seller or Purchaser shall fail to deliver to the other party all

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the documents that Seller or Purchaser is required to deliver pursuant to this
Agreement, then in such event, either Seller or Purchaser (whether or not in default with respect to the delivery of such documents) may request in writing at any time that all the documents theretofore delivered by either party be returned to such party, and all such documents shall be returned immediately to the party that delivered them in the first instance to the other party.

                                 SECTION III

                    Representations and Warranties of Seller

     3.1. Organization and Standing. Seller is a corporation duly organized and existing under, and by virtue of, the laws of the State of Michigan and is in good standing under such laws. Seller has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Seller's Certificate of Good Standing issued by the Secretary of State of Michigan dated as of a dated August 16, 1996 is attached as Exhibit 3.1.

     3.2. Corporate Power. Seller will have at all times prior to and on the Closing Date all requisite legal and corporate power and authority necessary to execute and deliver this Agreement, to sell Seller's Membership Interests to Purchaser, to grant the Power of Attorney, to execute the Assignment and the Mutual Release.

     3.3. Authorization. All corporate action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement and of the documents specified in Section 1.4.1 to be executed by Seller has been taken or will be taken prior to the

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Closing.  This Agreement, and said documents, when executed and delivered by
Seller, shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms.

     3.4. Good Standing of SACC. SACC is a limited liability company duly formed and existing under, and by virtue of the laws of Michigan and is in good standing under such laws. SACC has the requisite power to own and operate its properties and assets and to carry on its business as presently conducted. All necessary action has been taken by SACC, the Subsidiary and their respective members to create Seller's Membership Interests which are valid and existing membership interest entitled: to (i) fifty percent (50%) of all the rights and privileges of all membership interests of SACC as provided in SACC's Articles of Organization and Operating Agreement and by law and (ii) one percent (1%) of all the rights and privileges of all membership interests of the Subsidiary as provided in the Subsidiary's Articles of Organization and Operating Agreement and by law. Seller has not transferred Seller's Membership Interests or any equitable, economic or other interest therein to any person, has not created an equitable, economic or other interest in Seller's Membership Interests, and has not created or permitted the creation by a third party of any lien on Seller's Membership Interests or on any equitable, economic or other interest therein. To Seller's knowledge, Seller, SACC and Purchaser are the only members of the Subsidiary.

     3.5. Title to Seller's Membership Interests. Seller has, and upon consummation of the sale of Seller's Membership Interests to Purchaser as provided in this Agreement Purchaser will acquire, good and marketable title to Seller's Membership Interests, free and clear of any and all options, rights, pledges, liens, security interests, charges or encumbrances whatsoever.

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     3.6. SACC:  Good Title to Assets and Financial Statements.  SACC and to
the best of Seller's knowledge, the Subsidiary, have good and marketable title to their properties, assets and leasehold interests, subject only to liens disclosed on Schedule 3.6 and in SACC's financial statements. To the best of Seller's knowledge, the financial statements of SACC as of June 30, 1996 (the "Financial Statements") heretofore delivered to Purchaser are complete and correct in all material respects, were prepared on a consolidated basis in accordance with generally accepted accounting principles consistently applied and accurately set out and describe the financial condition and operating results of SACC and the Subsidiary as of the dates, and during the periods, indicated therein.

     3.7. Material Liabilities; Absence of Change. To the best of Seller's knowledge, except as disclosed on Schedule 3.7, neither SACC nor the Subsidiary has any material liabilities or obligations. No material adverse change in the assets, condition, affairs or prospects of SACC, or the Subsidiary have occurred since June 30, 1996. There have been no changes in the rate of compensation or in the benefits of any employee of SACC or the Subsidiary from those set forth on Schedule 3.13, and no commitment has been made to increase any of the foregoing.

     3.8. Environmental and Safety Regulations. Seller and SACC know of no violation by itself or the Subsidiary of any environmental or safety regulation that would have a material adverse effect on the business, properties, prospects or financial condition of SACC or the Subsidiary, and Seller shall hold Purchaser harmless from any such violation by Seller with respect to the premises in Grand Rapids, Michigan rented by Seller to SACC, provided the violation does not result from an act or acts of SACC or its employees.

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     3.9. Tax Matters.  SACC and the Subsidiary have timely filed all tax returns that are required to have been filed by them with all applicable authorities, have timely paid all taxes owed by them and are unaware of any pending matter which would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes due from SACC, the Subsidiary or their respective members.

     3.10. Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the sale to Purchaser of Seller's Membership Interests, will not result in any material violation of, or conflict with, or constitute a material default under, the Articles or By-Laws of Seller, or the Certificate of Organization or Operating Agreement of SACC or any agreement of Seller, SACC or the Subsidiary, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon Seller's Membership Interests, SACC or, to the best of Seller's knowledge, the Subsidiary; and there is no such violation or default which materially adversely affects the business of SACC or the Subsidiary.

     3.11. Brokers or Finders. Seller has not incurred and will not incur, directly or indirectly, as a result of any action taken by Seller or Purchaser pursuant to this Agreement, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection herewith.

     3.12. Litigation. There are no actions, suits, proceedings or investigations pending against SACC or the Subsidiary or their respective properties before any court or governmental agency (nor, to the best of Seller's knowledge, is there any reasonable basis therefor) except as described in Schedule 3.12.

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     3.13. Managers and Employees.  No manager or employee of SACC or the
Subsidiary has any employment or profit sharing agreement with SACC or the Subsidiary that is not terminable at will without cost to SACC or has any interest in any material contract with SACC or the Subsidiary. Neither SACC nor the Subsidiary is the guarantor of the obligation of any manager, employee or other person. Schedule 3.13 is a true and complete list of all of the employees of SACC and the Subsidiary (listed separately) and their respective annual rates of compensation.

     3.14. Insurance. SACC and the Subsidiary have fire, casualty and liability insurance policies, in such amounts and with such coverage as, to Seller's knowledge, are carried by similar companies in SACC's industry, and such insurance, to Seller's knowledge, is adequate for the SACC and the Subsidiary's business as presently proposed to be conducted.

     3.15. Subsidiary of SACC. SACC has only one directly-owned subsidiary. The Subsidiary is an Illinois limited liability company and, to Seller's knowledge, owns no equity interest in any other company or entity. Ninety eight percent (98%) of the membership interests of the Subsidiary are owned by SACC, one percent (1%) is owned by Seller and, to Seller's knowledge, one percent (1%) is owned by Purchaser. The name of said subsidiary is All-Security Monitoring Services, LLC.

     3.16. Validity of Certain Documents.  The documents specified in Section
1.4.1 and the Lease to be executed by Seller and SACC will be valid and binding on Seller in accordance with their terms upon their delivery to Purchaser and SACC, will accomplish the purpose for which they are intended, and will have been duly authorized by Seller and SACC and executed by the

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persons authorized by Seller and SACC, respectively, to do so.  The Mutual
Release will have been duly executed by Jerry A. Spitler and will be valid and binding upon him.

     3.17. NBD Loans. The principal amount of the NBD Loans to SACC will not exceed seven hundred ten thousand dollars ($710,000.) as of the Closing Date.

     3.18. Assets. Schedule 3.18 is a true and complete listing and summary description of all of SACC's and the Subsidiary's assets, including, without limitation, inventory, machinery and equipment, other tangible assets, intellectual property rights and contracts.

     3.19. Leases. Schedule 3.19 is a true and complete listing and summary description of all real and personal property leases to which SACC is a party as lessee or lessor.

     3.20. Disclosure. This Agreement, the Financial Statements and all exhibits and schedules hereto and thereto, when taken as a whole, do not contain any untrue statement by Seller of a material fact or omit a material fact necessary in order to make the statements of Seller herein and therein not misleading.

                                 SECTION IV

                  Representations and Warranties of Purchaser

     4.1. Organization and Standing; Articles and By-Laws. Purchaser is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Purchaser has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

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     4.2. Corporate Power.  Purchaser will have at the Closing Date all requisite power and authority to execute and deliver this Agreement, to purchase Seller's Membership Interests, and to carry out and perform its obligations under the terms of this Agreement.

     4.3. Authorization. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     4.4. Brokers or Finders. Purchaser has not incurred and will not incur, directly or indirectly, as a result of any action taken by Seller or Purchaser pursuant to this Agreement, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection herewith.

     4.5. Disclosure. This Agreement and all exhibits and schedules hereto, when taken as a whole, do not contain any untrue statements by Purchaser of a material fact or omit a material fact necessary in order to make the statements of Purchaser herein and therein not misleading.

                                   SECTION V

                       Purchaser's Conditions to Closing

     Purchaser's obligation to purchase Seller's Membership Interests and to perform its other obligations hereunder are subject to the fulfillment of the following conditions, the waiver of which shall not be effective unless it is provided in writing:

     5.1. Correctness of Representations and Warranties. The representations and warranties made by Seller in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

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     5.2. Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects, including but not limited to all the documents specified in Section 1.4.1 on or before the date therein specified.

     5.3. Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     5.4. Certain Membership Matters. Prior to the Closing Date, in the manner provided in SACC's and the Subsidiary's respective Operating Agreements, the members of SACC and the Subsidiary shall have taken all action necessary to allow for the withdrawal of Seller as a member of SACC and the Subsidiary and the admission of Purchaser as a member of SACC and the Subsidiary, effective as of the closing of the purchase and sale of Seller's Membership Interests pursuant to this Agreement.

     5.5. Lease. No less than three (3) days prior to the Closing Date, the Seller and SACC shall have entered into a lease agreement for SACC's monitoring facility in Grand Rapids, Michigan with an initial term of no less than two years, and with an option to renew for one additional year (the "Lease"). The Lease shall be on substantially the terms set forth in Schedule 5.5, attached hereto. Purchaser and Seller will each take all actions necessary to ensure that the Lease is executed and delivered by SACC and Seller within the time period set forth in this Section 5.5.

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     5.6. Opinion of Seller's Counsel.  The Purchaser shall have received from
Miller, Johnson, Snell & Cummiskey, counsel to Seller, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

     (a) Seller is a corporation and SACC is a limited liability Company, each duly organized, validly existing and in good standing under the laws of the State of Michigan, and Seller and SACC have the requisite corporate power and authority to own their properties and to conduct their business.

     (b) Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement and the documents specified in Section 1.4.1 to be executed by Seller have been duly and validly authorized by Seller, duly executed and delivered by an authorized officer of Seller and constitute a legal, valid and binding obligation of Purchaser.

     (c) The Mutual Release to be executed by Seller and Jerry Spitler specified in Section 1.4.1 constitutes a legal, valid and binding obligation of the Seller and Jerry A. Spitler, respectively.



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                                   SECTION VI

                         Seller's Conditions to Closing

     Seller's obligation to sell Seller's Membership Interests to Purchaser and to perform its other obligations hereunder is subject to the fulfillment as of the Closing Date of the following conditions, the waiver of which shall not be effective unless it is provided in writing.

     6.1. Representations.  The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, including but not limited to the delivery by Purchaser of the NBD Letter, the NBD Release Statement, the certified check or checks, or the Wire Transfer, at the option of the Seller, specified in Section 1.4.2 on or before the date therein specified, and the Mutual Release executed by Purchaser.

     6.3. Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to Seller.

     6.4. Opinion of Purchaser's Counsel. The Seller shall have received from Sachnoff & Weaver, Ltd., counsel to Purchaser, an opinion dated the Closing Date, in form and substance satisfactory to the Seller to the effect that:

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to conduct its business.

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     (b) Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement and the documents specified in Section 1.4.1 to be executed by Purchaser have been duly and validly authorized by Purchaser, duly executed and delivered by an authorized officer of Purchaser and constitute a legal, valid and binding obligation of Seller.

     (c) The Mutual Release to be executed by Purchaser specified in Section
     1.4.2 constitutes a legal, valid and binding obligation of Purchaser.

                                 SECTION VII

                        Affirmative Covenants of Seller

     Seller hereby covenants and agrees as follows:

     7.1. Assistance from Seller in Transferring Seller's Membership Interest to Purchaser. Seller shall after the Closing take all action reasonably requested by Purchaser to assist Purchaser in obtaining good title to and ownership of Seller's Membership Interests, including the amendment of SACC's and the Subsidiary's Articles of Organization and Operating Agreements, any filings to be made with the Michigan and Illinois authorities and the amendment and cancellation of appropriate SACC and Subsidiary documents. Seller shall also cause its legal counsel to provide Purchaser with such corporate filings and other SACC and Subsidiary documents as Purchaser may reasonably request in order to carry out the foregoing objective.

     7.2. Non-Competition. Unless otherwise permitted by Purchaser in writing, neither Seller, Jerry A. Spitler or Edward Butzer, nor any shareholder of Seller or affiliate of Seller or such persons ("Prohibited Persons") shall for a period of twenty-four (24) months following the Closing, reveal the customer list of SACC or the Subsidiary to any person, enter into competition

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with SACC or the Subsidiary by establishing a remote alarm system monitoring center in Michigan or Illinois or servicing accounts or providing alarm system monitoring or similar services from any location to any person in any town or community within twenty five (25) miles of any location where SACC or the Subsidiary provides such services; provided however, that nothing contained herein shall prohibit any of the Prohibited Persons from establishing, after a period of six (6) months following the Closing, a remote alarm monitoring center in any location for the sole purpose of providing alarm system monitoring or similar services to accounts owned, directly or indirectly, beneficially or otherwise, by any of the Prohibited Persons. Neither Seller, Jerry A. Spitler or Edward Butzer, nor any entity owned or controlled by any of them, shall for a period of twenty four (24) months after the Closing, employ any employee of Purchaser, SACC or the Subsidiary or solicit or encourage any such employee to terminate his employment with any of the foregoing; provided however, that immediately after Closing Seller may employ Alma Russo and after the expiration of a period of six (6) months following the Closing, Seller may employ Larry Kimball, Ken Sovis, Dave Campbell, Sally Graham and Chuck Houck upon giving Purchaser thirty (30) days notice of Seller's intention to employ one or more of said persons. Seller agrees that money damages would not be a sufficient remedy for breach of this Section 7.2 and that the Purchaser shall be entitled to specific performance, injunctive relief or other equitable relief as a remedy for breach of this Section 7.2. Such remedies shall be in addition to any other remedies available at law or in equity.

     7.3. Transfer of Licenses. Jerry A. Spitler shall take all action reasonably necessary to assist the Purchaser in the transfer, as soon as practicable after the Closing, to a person or persons designated by Purchaser, of all licenses related to the business of Purchaser, SACC and the

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Subsidiary that are held by Jerry A. Spitler, as agent for or on behalf of the
Purchaser, SACC or the Subsidiary.

     7.4. Continuing Relationship. Seller agrees that for a period of six (6) months following the Closing, Seller will use SACC as the sole provider of alarm system monitoring services for all accounts owned by Seller on the terms and conditions currently in effect for such services. In the event that Seller sells all or part of the alarm system monitoring accounts owned by it on the Closing Date (estimated at 2,300 accounts), Seller guarantees, that so long as such accounts have not canceled their agreements with Seller, that all of such accounts shall continue to use SACC as the sole provider of alarm monitoring services, on the terms and conditions currently in effect, for a period of no less than six (6) months following the Closing Date. Seller represents that there have been no changes in the agreements governing the purchase of such services.

     7.5. Exercise of Options. On the Closing Date, immediately after the Closing, Jerry A. Spitler and Edward Butzer hereby agree that the options heretofore granted to them by Purchaser to purchase 66,264 shares of the common stock of Purchaser at a price of fifty-seven one hundredths of a dollar ($0.57) per share shall be canceled unexercised.

                                SECTION VIII

                                Miscellaneous

     8.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois, excluding its conflicts of laws rules.

     8.2. Survival. The representations and warranties, covenants and agreements made herein shall survive this Agreement and the closing of the transactions contemplated hereby.

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     8.3. Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto. Neither party hereto may assign its obligations hereunder without the written consent of the other party.

     8.4. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto on or before the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, if to Purchaser, at Security Associates International, Inc., 2101 S.
Arlington Heights Road, Arlington Heights, Illinois   60005-4142 addressed to
the President of Purchaser or at such other address Purchaser shall have furnished to the Seller in writing; or if to Seller, at 1208 Butterworth S.W., Grand Rapids, MI 49504, addressed to the President of Seller, or at such other address the Seller shall have furnished to Purchaser in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two
(72) hours after the same has been

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deposited in a regularly maintained receptacle for the deposit of the United
States mail, addressed and mailed as aforesaid.

     8.6. Delays or Omissions. Except as expressly provide herein, no delay or omission to exercise any right, power or remedy accruing to either party hereunder upon any breach or default by either party under this Agreement, shall impair any such right, power or remedy of the party not in default nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default of the other party under this Agreement, or any waiver on the part of either party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.7. Expenses. The Seller and Purchaser shall each bear its own expenses, including its own legal fees, incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     8.8. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

     8.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     8.10. Exclusive Jurisdiction of Courts in Illinois. Each of the parties hereto agrees to submit to the exclusive jurisdiction of the federal or state courts in the state of Illinois and consent that service of process with respect to all such courts may be made by registered mail to it at its addresses set forth herein.

     8.11. Waiver of Jury Trial. The Parties hereby expressly waive any right they may have to a jury trial in any suit, action or proceeding existing under or relating to this Agreement or any of the other related documents.

     The foregoing Agreement is hereby executed as of the first day written above.

                          SECURITY ASSOCIATES INTERNATIONAL, INC.


                          By:     /s/ James S. Brannen
                                  --------------------
                          Name:   James S. Brannen
                          Title:  President





                          INTEC COMPANY, INC.




                          By:     /s/ Jerry A. Spitler
                                  --------------------
                          Name:   Jerry A. Spitler
                          Title:  President

     The undersigned acknowledge that they are significant stockholders of Intec Company, Inc. and that they will receive material economic benefits upon the consummation of the transaction contemplated hereby. In order to induce Purchaser to enter into this Agreement, the undersigned agree to be bound by Sections 7.2, 7.3 and 7.5 hereof, as appropriate.


Dated: September 5, 1996


/s/ Jerry A. Spitler
------------------------
Jerry A. Spitler

/s/ Edward Butzer
------------------------
Edward Butzer